DocuSign Envelope ID: 0A5AA7A9-8F9C-4522-B808-D018223BC011

DocuSign Envelope ID: 0A5AA7A9-8F9C-4522-B808-D018223BC011

DocuSign Envelope ID: 0A5AA7A9-8F9C-4522-B808-D018223BC011

DocuSign Envelope ID: 0A5AA7A9-8F9C-4522-B808-D018223BC011

DocuSign Envelope ID: 0A5AA7A9-8F9C-4522-B808-D018223BC011

DocuSign Envelope ID: 0A5AA7A9-8F9C-4522-B808-D018223BC011

DocuSign Envelope ID: 0A5AA7A9-8F9C-4522-B808-D018223BC011

EXECUTION COPY

COMMUTATION AGREEMENT AND RELEASE

This Commutation and Release Agreement ("Commutation Agreement") entered into and effective as of May 20, 2020 (the "Effective Date"), is entered into by AmTrust International Insurance, Ltd (the "Company") and Maiden Reinsurance Ltd., (the "Reinsurer," and, together with the Company, each a "Party" and, collectively, the "Parties").

RECITALS

1. The Company and Reinsurer are parties to the Amended and Restated Quota Share Reinsurance Agreement, as amended (the "AR Quota Share"), which was in effect for the period from July 1, 2007 through January 1, 2019, by which the Company ceded and the Reinsurer assumed the following percentages of Affiliate Subject Premium, as defined in the AR Quota Share and Ultimate Net Loss, as defined in the AR Quota Share, with respect to Norwegian Home Warranty business written by AmTrust Europe Ltd. ("AEL") and AmTrust International Underwriters DAC ("AIUD") (the "Commuted Business"):

	7.1.07 – 6.30.18	7.1.18 - 1.1.20
AEL	40% (of AEL written premium)	20% (of AEL written premium)
AIUD	40% (of AIUD written premium)	40% (of AIUD written premium

2. The Parties wish to enter into this Commutation Agreement to provide for the re-assumption by the Company from the Reinsurer of all unearned premium reserves and loss reserves, including IBNR, ceded by the Company to the Reinsurer with respect to the Commuted Business, in exchange for the release and full discharge of Reinsurer of all of its obligations to the Company with respect to the Commuted Business.

NOW, THEREFORE, the Parties agree as follows:

A. **Commutation and Release**

1. The Company and the Reinsurer agree that their liability to each other solely with respect to the Commuted Business shall be discharged by the Reinsurer's delivery to the Company of cash and invested assets in the amount of NOK108,554.519.00 (the "Commutation Payment"), which is the sum of the unearned premium and loss reserves, including IBNR, with respect to the Commuted Business as of March 31, 2020. The Commutation Payment shall be made by the Reinsurer within five business days of the Effective Date.

2. Upon receipt of the Commutation Payment by the Company, the Company and the Reinsurer mutually release and forever discharge each other and their predecessors, successors, parents, assigns, officers, directors, agents, employees, representatives, liquidators, rehabilitators, receivers, shareholders, heirs, executors, administrators and attorneys from any and all past, present and future obligations, adjustments, liability for payment of interest, offsets, actions, causes of action, suits, debts, sum of money, accounts, premium payments, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, liens, rights, costs and expenses (including attorneys' fees and costs actually incurred), claims and demands, liabilities and losses of any nature, kind, character and description whatsoever, whether grounded in law or in equity, in admiralty, in contract, in tort or otherwise (including any claims based on fraud, bad faith or extra-contractual liabilities), all whether known or unknown, reported or unreported, discovered or undiscovered, suspected or unsuspected, vested or contingent that the Company or the Reinsurer, as the case may be, now has, owns or holds or claims to have, own or hold or at any time had, owned or held, or claimed to have had, owned or held, arising of conduct or matters occurring prior to, at or subsequent to the execution of this Commutation Agreement against the Company or the Reinsurer, as the case may be, to the extent arising from, based upon or in any way related to the Commuted Business, it being the intention of the Parties that this release operate as a full and final settlement of each of the Company's and the Reinsurer's past, current and future liabilities to the other to the extent arising out of or in connection with the Commuted Business and obligations arising under or related to the Commuted Business.

B. Amendment of AR Quota Share.

The Company and the Reinsurer agree that as of the Effective Date, the AR Quota Share shall be deemed amended as applicable so that the Commuted Business is no longer included as part of the Covered Business thereunder. This Commutation Amendment is limited by its terms and does not and shall not serve to amend or waive any other provision of the AR Quota Share Agreement.

C. Independent Investigation

The Parties acknowledge that they have each entered into this Commutation Agreement in reliance on their own independent investigation and analysis of the facts underlying their participation in the AR Quota Share, and that no representations, warranties or promises of any kind have been made, directly or indirectly, to induce them to execute this Commutation Agreement other than those which are expressly set forth herein. Nevertheless, the Parties acknowledge that they may later discover facts different from or in addition to those now known or believed to be known regarding their participation in AR Quota Share and agree that this Commutation Agreement shall remain in force notwithstanding the existence of or belief regarding any different or additional facts.

D. Representations and Warranties

1. Each Party hereto represents and warrants to the other Party that:

   (a) it is a company in good standing in its jurisdiction of domicile;

   (b) it is fully authorized to execute and deliver this Commutation Agreement;

   (c) this Commutation Agreement is enforceable against each of the Parties in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency, or other similar laws affecting creditors' rights generally from time to time in effect, and to general principles of equity;

   (d) the person or persons executing this Commutation Agreement on its behalf has the power, legal capacity and is fully authorized to do so;

   (e) there are no pending conditions, agreements, transactions or negotiations to which it is a party or are likely to be made a party that would render this Commutation Agreement or any part thereof, void, voidable or unenforceable no authorization, consent, or approval of any person or entity, governmental or otherwise, is required to make this Commutation Agreement valid and enforceable; and

   (f) no claim or loss being paid or settled by this Commutation Agreement has been previously assigned, sold and/or transferred to any other entity.

E. Further Assurances

The Parties agree to execute promptly any and all supplemental agreements, releases, affidavits, waivers and all other documents of any nature or kind which the other Party may reasonable require in order to implement the provisions or objectives of this Commutation Agreement.

F. Miscellaneous

1. All notices, requests and other communications to any Party hereunder shall be in writing (including email transmission) and shall be given:

   (a) if to the Company:

   AmTrust International Insurance, Ltd.
   7 Reid Street, Suite 400
   HM 11
   Hamilton, Bermuda

Attention: Chris Souter
Telephone: (441) 444-4806
E-mail: chris.souter@amtrustgroup.com

with a copy to:

AmTrust Financial Services, Inc.
59 Maiden Lane, 43rd Floor
New York, New York 10038
Attention: Stephen Ungar
Telephone: (646) 458-7913
Email: steve.ungar@amtrustgroup.com

(b) if to the Reinsurer:

Maiden Reinsurance Ltd.
58 E. View Lane
Barre, VT 05641

Attention: Patrick J. Haveron
Lawrence F. Metz

Telephone: (441) 298-4902

E-mail: PHaveron@maiden.bm
LMetz@maidenre.com

or such other address as such Party may hereafter specify for the purpose by notice to the other Parties hereto. All such notices, requests and other communications shall be deemed received immediately if received via email or, otherwise, on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication other than email shall be deemed to have been received on the next succeeding business day in the place of receipt.

2. This Commutation Agreement contains the entire agreement of the Parties with respect to the subject matter of this Commutation Agreement, and supersedes all other prior agreements, understandings, statements, representations and warranties, oral or written, express or implied, between the Parties and their respective affiliates, representatives and agents in respect of the subject matter hereof and thereof

3. This Commutation Agreement and any dispute arising hereunder shall be governed in all respects by the laws of New York, without giving effect to New York principles or rules of conflict of laws to the extent such principles or rules would require or

permit the application of the Jaws of another jurisdiction. Each party also hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of New York for any actions, suits or proceedings arising out of or relating to this Commutation Agreement and the transactions contemplated hereby, and each party agrees not to commence any action, suit or proceeding relating thereto except in such courts. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Commutation Agreement or the transactions contemplated hereby in the courts of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. This Commutation Agreement may be executed in multiple counterparts, each of which, when so executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument and Commutation Agreement.

4. This Commutation Agreement shall be binding upon and shall inure solely to the benefit of the Parties hereto and their respective successors, assigns, receivers, liquidators, rehabilitators, conservators and supervisors, it not being the intent of the Parties to create any third party beneficiaries, except as specifically provided in Article I, provided that this Commutation Agreement and the obligations of the Parties shall not be assigned by any Party hereto without the prior written consent of the other Parties.

5. This Commutation Agreement may not be changed, altered or modified unless the same shall be in writing executed by the each of the Parties.

6. No consent or waiver, express or implied, by any Party to or of any breach or default by any of the other Parties in the performance by such other Party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of obligations hereunder by such other Party hereunder. Failure on the part of any Party to complain of any act or failure to act of any other Party or to declare any other Party in default, irrespective of how long such failure continues, shall not constitute a waiver by such first Party of any of its rights hereunder. The rights and remedies provided are cumulative and are not exclusive of any rights or remedies that any Party may otherwise have at law or equity.

7. In consideration of the mutual covenants and agreements contained herein, each Party hereto does hereby agree that this Commutation Agreement, and each and every provision hereof, is and shall be enforceable by and between them according to its terms, and each Party does hereby agree that it shall not, directly or indirectly, contest the validity or enforceability hereof.

8. All expenses incurred in connection with this Commutation Agreement, including fees and disbursements of legal, actuarial, accounting and other advisors shall be paid by the Party incurring such expenses.

9. If any provision of this Commutation Agreement is held to be void or unenforceable, in whole or in part, (a) such holding shall not affect the validity and enforceability of the remainder of this Commutation Agreement, including any other provision, paragraph or subparagraph, and (b) the Parties agree to attempt in good faith to reform such void or unenforceable provision to the extent necessary to render such provision enforceable and to carry out its original intent.

10. This Commutation Agreement may be executed by the Parties hereto in any number of counterparts, and by each of the Parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

[Signature Page to Follow]

EXECUTION COPY

IN WITNESS WHEREOF, the Parties hereto have caused this Commutation Agreement to be executed by their duly authorized representatives.

AMTRUST INTERNATIONAL INSURANCE, LTD

DocuSigned by:
Stephen Ungar
By: 0BAEFBF0F2C6414...

Stephen Ungar
Secretary

MAIDEN REINSURANCE LTD.

By: ______________________

Patrick J. Haveron
President